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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 2, 2004
(Date of earliest event reported)

Quotesmith.com, Inc.
(Exact name of registrant as specified in the charter)

Delaware (State or other jurisdiction of incorporation)	0-26781 (Commission File No.)	36-3299423 (IRS Employer Identification No.)

8205 South Cass Avenue, Suite 102
Darien, Illinois 60561
(Address of Principal Executive Offices)

(630) 515-0170
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On March 3, 2004, Quotesmith.com, Inc. (the "Company") entered into (a) a Stock Purchase Agreement, dated as of March 1, 2004, with Zions Bancorporation, a copy of which is attached as Exhibit 99.1 hereto, (b) an Investor Rights Agreement, dated as of March 1, 2004, with Zions Bancorporation, Robert S. Bland and William V. Thoms, a copy of which is attached as Exhibit 99.2 hereto, (c) an Amendment and Waiver to July 7, 1999 Employment Agreement with Robert S. Bland (12/15/03), dated March 1, 2004, a copy of which is attached as Exhibit 99.3 hereto, (d) an Amendment and Waiver to July 7, 1999 Employment Agreement with William V. Thoms (2/10/03), dated March 1, 2004, a copy of which is attached as Exhibit 99.4 hereto and (e) an Asset Purchase Agreement, dated as of January 31, 2004, with Life Quotes Acquisition, Inc., Kenneth L. Manley and Life Quotes, Inc., a copy of which is attached as Exhibit 99.5 hereto. In addition, Life Quotes Acquisition, Inc., a wholly-owned subsidiary of the Company, entered into a Real Estate Purchase and Sale Agreement, dated as of January 31, 2004, with The Kenneth L. Manley Revocable Trust dated as of June 10, 1987, a copy of which is attached as Exhibit 99.6 hereto.

        On March 2, 2004, the Company issued a press release with respect to the foregoing. A copy of the press release is attached as Exhibit 99.7 hereto.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTESMITH.COM, INC.
Dated: March 4, 2004	By:	/s/ PHILLIP A. PERILLO Phillip A. Perillo Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Stock Purchase Agreement, dated as of March 1, 2004, between Quotesmith.com, Inc. and Zions Bancorporation
99.2	Investor Rights Agreement, dated as of March 1, 2004, between Quotesmith.com, Zions Bancorporation, Robert S. Bland and William V. Thom
99.3	Amendment and Waiver to July 7, 1999 Employment Agreement between Quotesmith.com, Inc. and with Robert S. Bland (12/15/03), dated March 1, 2004
99.4	Amendment and Waiver to July 7, 1999 Employment Agreement between Quotesmith.com, Inc. and William V. Thoms (2/10/03), dated March 1, 2004
99.5	Asset Purchase Agreement, dated as of January 31, 2004, by and among Quotesmith.com, Inc., Life Quotes Acquisition, Inc., Kenneth L. Manley and Life Quotes, Inc.
99.6	Real Estate Purchase and Sale Agreement, dated as of January 31, 2004, between Life Quotes Acquisition, Inc. and The Kenneth L. Manley Revocable Trust dated as of June 10, 1987
99.7	Press Release of Quotesmith.com, Inc., dated March 2, 2004

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INDEX TO EXHIBITS